UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
January 31, 2011
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities.
     On January 31, 2011, Finisar Corporation (the “Company”) entered into privately-negotiated agreements with existing holders of the Company’s 5% Convertible Senior Notes due 2029 (the “Notes”) to exchange $8.0 million principal amount of the Notes, plus accrued and unpaid interest on such Notes to February 4, 2011, for approximately 749,400 shares of the Company’s common stock, based on the conversion price of the Notes (approximately $10.68 per share), plus approximately 36,000 additional shares. Following these exchanges, approximately $49.9 million aggregate principal amount of the Notes will remain outstanding.
     The shares of common stock to be issued in the exchange transactions will not be registered under the Securities Act of 1933, as amended (the “Act”). The Company will issue the shares in a transaction exempt from the registration requirements of the Act pursuant to the provisions of Section 3(a)(9) of the Act, as securities exchanged by the issuer solely with an existing security holder. No commission or other remuneration was paid or given, directly or indirectly, for soliciting the exchange. The shares of common stock to be issued in the exchange transactions, upon such issuance, will be unrestricted securities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2011
Finisar Corporation
	By:	/s/ Kurt Adzema
Kurt Adzema
Executive Vice President, Finance and Chief Financial Officer

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